Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles (269) 961-3799

Kellogg Company Reports Second Quarter 2018 Results, Increases Full-Year Sales and Earnings Guidance
BATTLE CREEK, Mich. - August 2, 2018 - Kellogg Company (NYSE: K) today announced second-quarter 2018 results and updated its financial guidance to reflect higher net sales and earnings per share.
Highlights:

•	The quarter featured continued improvement in net sales performance, driven by key businesses and brands across the portfolio, and fueled by Deploy for Growth priorities and increased investment.

•	As planned, brand investment was increased at a strong double-digit rate.

•	Earnings per share rose strongly again in Q2.

•
Management updated its financial guidance* for 2018, raising its outlook for net sales, both on a currency-neutral and organic basis, to reflect good first-half momentum, and it increased its outlook for currency-neutral adjusted earnings per share to reflect a lower effective tax rate.

"We're pleased to report another quarter in which we delivered improving top-line performance and strong earnings growth, even after a significant boost in brand investment,” said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. “We've strengthened our portfolio with acquisitions and expanded emerging markets presence, and we've reinvigorated our biggest brands. This is starting to show up in our net sales and our in-market performance, and puts us in a position to raise our full-year guidance. We're still in the early days of Deploy for Growth, but we like our progress so far in 2018."

* All guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and various financial instruments , and other costs impacting comparability. Expected net sales, margins, operating profit, operating profit margin and earnings per share are provided on this non-GAAP, currency-neutral basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	June 30, 2018	July 1, 2017*	% Change	June 30, 2018	July 1, 2017*	% Change
Reported Net Sales	$3,360	$3,175	5.9%	$6,761	$6,423	5.3%
Currency-Neutral Net Sales **	$3,373	$3,175	6.3%	$6,692	$6,423	4.2%
Organic Net Sales **	$3,162	$3,175	(0.4)%	$6,430	$6,423	0.1%

Reported Operating Profit	$474	$385	23.5%	$984	$665	48.1%
Adjusted Operating Profit **	$476	$478	(0.3)%	$976	$943	3.5%
Currency-Neutral Adjusted Operating Profit **	$474	$478	(0.7)%	$963	$943	2.1%

Reported Diluted Earnings Per Share	$1.71	$0.80	113.8%	$2.99	$1.56	91.7%
Adjusted Diluted Earnings Per Share **	$1.14	$0.97	17.5%	$2.37	$2.04	16.2%
Currency-Neutral Adjusted Diluted Earnings Per Share **	$1.12	$0.97	15.5%	$2.32	$2.04	13.7%
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of Accounting Standards Updates (ASU's) adopted in Q1 2018.
** Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
Kellogg’s second quarter 2018 GAAP (or "reported") net sales increased by nearly 6% year on year, owing to the acquisition of RXBAR (October 2017) and the consolidation of Nigerian distributor Multipro (May 2018), which collectively contributed 6.7 points of growth on a currency-neutral basis. Currency translation on sales for acquisitions and the rest of the Company deducted net 0.4 percentage point, owing to the strengthening of the U.S. dollar against key currencies. On an organic basis, net sales decreased by 0.4%, as underlying growth for the business was more than offset by the previously announced list-price adjustments and other impacts in U.S. Snacks related to its transition from Direct-Store Delivery (DSD).
These results bring our year-to-date net sales growth to more than 5% on a reported basis, more than 4% on a currency-neutral basis, and flat on an organic basis.
Second quarter reported operating profit increased substantially versus the year-ago quarter, due principally to lower restructuring charges and favorable mark-to-market impacts year-on-year. On an adjusted basis, operating profit decreased slightly, as a substantial planned increase in advertising and promotion investment more than offset the added contribution of the aforementioned acquisition and consolidation.
These results bring our year-to-date operating profit growth to about 48% on a reported basis, 3.5% on an adjusted basis, and just over 2% on a currency-neutral adjusted basis.
Second quarter 2018 earnings per share increased strongly from the prior-year quarter, mainly due to lower restructuring charges, favorable mark-to-market adjustments, and a one-time net accounting gain related to our transaction in West Africa. On an adjusted basis, which excludes all these items, earnings per share increased at a strong double-digit rate, reflecting an effective tax rate that was reduced by U.S. Tax Reform and by the tax benefit from making a voluntary pension contribution during the quarter. Interest expense increased because of debt related to acquisitions made over the past twelve months.
These results bring our year-to-date earnings per share growth to about 92% on a reported basis, 16% on an adjusted basis, and just under 14% on a currency-neutral adjusted basis.

Second Quarter Business Performance
Please refer to the segment tables in the back of this document.
Kellogg Company's second quarter featured continued improvement in consumption and net sales performance. Around the world, key brands are responding positively to increased advertising and promotion investment. In addition, net sales growth in emerging markets accelerated, both on a reported and organic basis, with the consolidation of Multipro (Nigeria). In early May, the Company expanded its interests in business partnerships in West Africa, resulting in a stake in a leading Nigerian packaged food company and the consolidation into Kellogg's financials of a major Nigerian food distributor, Multipro. This significantly increases the importance of emerging markets within the Company's total portfolio.
Meantime, productivity savings continue to come in as planned, particularly the overhead reduction associated with the closing of the DSD system in U.S. Snacks. These savings are helping to offset rising cost pressures, particularly transportation costs. Operating profit in Q2 for several business units was held down by a significant increase in brand-building investment and by adverse mix shifts, toward emerging markets and non-cereal products, as well as toward lower-scale pack formats. The result was an expectedly light Q2 operating profit, but that is on track to achieve its full-year outlook.
Kellogg North America’s net sales in the second quarter decreased year on year, reflecting the list-price adjustment and rationalization of stock-keeping units (SKU) related to the transition out of DSD in U.S. Snacks. This DSD impact masked underlying growth elsewhere, as well as the positive contribution from the acquisition of RXBAR. Operating profit increased sharply on a reported basis, owing to lower restructuring charges, but declined on an adjusted basis, because of a substantial year-on-year increase in advertising and promotion investment.
Specifically, by segment:

•
The U.S. Snacks segment posted lower net sales year on year, due to the list-price adjustment and rationalization of SKUs that were related to last summer's transition out of its DSD distribution system. In the second quarter, this DSD-exit impact on net sales was again greater than the segment's overall decline, suggesting a fourth consecutive quarter of improving underlying growth, to go with increasing in-market velocities that are a lead indicator of future share performance. Operating profit was up strongly in the quarter, both on a reported and adjusted basis, owing to lower restructuring charges and reductions in overhead related to the DSD transition, which more than offset a substantial increase in advertising and promotion investment.

•
The U.S. Morning Foods segment’s net sales declined year on year. Cereal consumption declines moderated, as the Company made progress toward stabilizing key health and wellness brands, by emphasizing their wellness attributes. The segment's operating profit declined on a reported and adjusted basis, on lower net sales, higher commercial investment, and lapping year-ago growth.

•
The U.S. Specialty Channels segment delivered another quarter of growth in net sales, led by its performance in the vending and convenience channels. Operating profit declined, due to a change in cost allocations this year between U.S. operating segments.

•
The North America Other segment, which is comprised of the U.S. Frozen Foods, Kashi Company, and Canadian businesses, as well as the recently acquired RXBAR, increased net sales strongly on both a reported and currency-neutral basis. RXBAR continued its strong growth, expanding distribution and share; it contributed about 15 percentage points to North America Other's currency-neutral net sales growth in the quarter. The remaining currency-neutral net sales growth in this segment in the quarter was led by sustained momentum in Frozen Foods. North America Other’s operating profit increased sharply on both a reported and adjusted basis, driven by higher net sales, savings from productivity initiatives, and lower restructuring costs.

Kellogg Europe recorded growth in net sales, both on a reported and currency-neutral basis. Reported growth was aided by favorable currency translation, and currency-neutral growth was driven by snacks, led again by Pringles. Operating profit increased on a reported basis, aided by favorable currency translation and lower net restructuring charges, and it improved on a currency-neutral basis, as higher sales and productivity savings more than offset an increase in brand building investment.
Kellogg Latin America posted higher reported net sales, despite unfavorable currency translation, as currency-neutral growth continued. This was driven by sustained momentum in Mexico, both in cereal and snacks, and a rebound in Caribbean/Central America. These sub-regions’ growth more than offset the negative impact of a ten-day trucking strike in Brazil. Kellogg Latin America's operating profit decreased sharply on a reported and currency-neutral adjusted basis, due to a substantial increase in advertising and promotion investment, as well as costs related to disruption from the Brazilian trucking strike.
Kellogg Asia Pacific’s reported net sales increased strongly, due to the consolidation of results of rapidly expanding Multipro, as well as to sustained organic growth across the region, both in cereal and in snacks, and in both developed and emerging markets. Kellogg Asia Pacific recorded a strong increase in reported operating profit, due to the consolidation of Multipro, higher organic net sales and its resultant operating leverage and productivity savings.

Kellogg Increases its 2018 Financial Guidance for Sales and Earnings
Given its good first half momentum, as well as new tax-rate favorability, the Company is updating its guidance as follows:

•
Raising Net Sales growth outlook to +4-5% on a currency-neutral basis. This increase, from previous guidance of +3-4%, primarily reflects stronger-than-expected organic growth in the first half. The new guidance implies full-year organic net sales to be flat to down 1%, which still includes a negative impact of 1% from U.S. Snacks’ DSD transition, including its list-price adjustment and rationalization of SKUs. Acquisitions, namely RXBAR and Multipro, are still expected to account for 4-6 percentage points of growth.

•
Reaffirming guidance for adjusted Operating Profit growth of +5-7% on a currency-neutral basis. While net sales outlook is increased, the Company is holding its operating profit forecast to its existing range to reflect a prudent view toward mix trends, cost pressures, and potential increases to brand investment. Less than half of this year-on-year growth remains related to the acquisitions of RXBAR and Multipro, while the rest of the growth is driven by remaining Project K and ZBB savings, partially offset by an increase in Brand Building investment.

•
Raising adjusted Earnings Per Share growth outlook to +11-13% on a currency-neutral basis. This increase in guidance, from previous guidance of 9-11%, is related to various incremental tax benefits, including the benefit related to the second quarter’s pension contribution. Specifically, the Company’s effective tax rate is now expected to be 18-19% in 2018.

•
Updating Cash Flow guidance for recent pension contribution and investment in growth. In the second quarter, the Company elected to make a voluntary cash contribution to its pension plans, taking advantage of strong cash flow and the tax benefit of being able to deduct it at the pre-Tax Reform U.S. corporate rate. To reflect this $250 million pretax contribution, the Company now projects cash from operating activities to be about $1.5 billion in 2018, driven by higher net income, sustained working-capital improvement, and benefits from U.S. Tax Reform. Separately, the Company is increasing its capital expenditure for this year by almost $50 million, to about $550 million, to fund growth initiatives such as capacity for single-serve pack formats and for emerging markets.

Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Thursday, August 2, 2018 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.
About Kellogg Company
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2017 were approximately $13 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating three billion Better Days by 2025 through our Breakfasts for Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.
Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, currency-neutral adjusted operating profit margin, and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, dispositions, related integration costs, shipping day differences, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.

•
Adjusted operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Currency-neutral adjusted gross profit, gross margin, operating profit, operating profit margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for currency-neutral net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for net sales excludes the impact of foreign currency translation. Guidance for operating profit excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation.  Guidance for earnings per share excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.
    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2018:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Project K and cost restructuring activities (pre-tax)		$90-110M	$0.27-0.32
Income tax impact applicable to adjustments, net**			$0.05-0.06
Currency-neutral adjusted guidance*	4-5%	5-7%	11-13%
* 2018 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Approximate
Full Year 2018
Net cash provided by (used in) operating activities	$1.5
Additions to properties	($.5)
Cash Flow	$1.0
Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	June 30, 2018	July 1, 2017*	June 30, 2018	July 1, 2017*
Net sales	$3,360	$3,175	$6,761	$6,423
Cost of goods sold	2,151	1,950	4,300	4,038
Selling, general and administrative expense	735	840	1,477	1,720
Operating profit	474	385	984	665
Interest expense	72	63	141	124
Other income (expense), net	69	63	139	151
Income before income taxes	471	385	982	692
Income taxes	70	102	137	145
Earnings (loss) from unconsolidated entities	198	—	198	2
Net income	599	283	1,043	549
Net income (loss) attributable to noncontrolling interests	3	—	3	—
Net income attributable to Kellogg Company	$596	$283	$1,040	$549
Per share amounts:
Basic earnings	$1.72	$0.81	$3.00	$1.57
Diluted earnings	$1.71	$0.80	$2.99	$1.56
Dividends	$0.54	$0.52	$1.08	$1.04
Average shares outstanding:
Basic	347	349	346	350
Diluted	348	352	348	353
Actual shares outstanding at period end			346	346
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	June 30, 2018	July 1, 2017*
Operating activities
Net income	$1,043	$549
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	234	240
Postretirement benefit plan expense (benefit)	(86)	(96)
Deferred income taxes	69	(66)
Stock compensation	30	36
Gain from unconsolidated entities, net	(200)	—
Other	(67)	36
Postretirement benefit plan contributions	(274)	(28)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(83)	(716)
Inventories	(38)	63
Accounts payable	64	70
All other current assets and liabilities	(245)	4
Net cash provided by (used in) operating activities	447	92
Investing activities
Additions to properties	(270)	(268)
Collections of deferred purchase price on securitized trade receivables	—	568
Acquisitions, net of cash acquired	(28)	4
Investments in unconsolidated entities, net proceeds	(388)	—
Acquisition of cost method investments	(4)	—
Other	29	(4)
Net cash provided by (used in) investing activities	(661)	300
Financing activities
Net issuances (reductions) of notes payable	(76)	287
Issuances of long-term debt	993	655
Reductions of long-term debt	(401)	(626)
Net issuances of common stock	70	65
Common stock repurchases	(50)	(390)
Cash dividends	(374)	(363)
Net cash provided by (used in) financing activities	162	(372)
Effect of exchange rate changes on cash and cash equivalents	28	34
Increase (decrease) in cash and cash equivalents	(24)	54
Cash and cash equivalents at beginning of period	281	280
Cash and cash equivalents at end of period	$257	$334
* Year-to-date period ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	June 30, 2018	December 30, 2017
	(unaudited)	*
Current assets
Cash and cash equivalents	$257	$281
Accounts receivable, net	1,530	1,389
Inventories	1,291	1,217
Other current assets	189	149
Total current assets	3,267	3,036
Property, net	3,638	3,716
Goodwill	6,072	5,504
Other intangibles, net	3,391	2,639
Investments in unconsolidated entities	421	429
Other assets	1,112	1,027
Total assets	$17,901	$16,351
Current liabilities
Current maturities of long-term debt	$7	$409
Notes payable	324	370
Accounts payable	2,306	2,269
Other current liabilities	1,329	1,474
Total current liabilities	3,966	4,522
Long-term debt	8,737	7,836
Deferred income taxes	714	355
Pension liability	532	839
Other liabilities	548	605
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	866	878
Retained earnings	7,743	7,069
Treasury stock, at cost	(4,375)	(4,417)
Accumulated other comprehensive income (loss)	(1,501)	(1,457)
Total Kellogg Company equity	2,838	2,178
Noncontrolling interests	566	16
Total equity	3,404	2,194
Total liabilities and equity	$17,901	$16,351
 * December 30, 2017 balances have been restated to include the impact of ASU's adopted in Q1 2018. Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended June 30, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$(2)	$(1)	$3	$2	$—	$—	$5	$0.01
Project K and cost reduction activities (pre-tax)	(4)	9	(5)	—	—	—	(5)	(0.01)
Income tax impact applicable to adjustments, net**	—	—	—	—	—	—	—	—
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Foreign currency impact	(13)	(2)	2	1	(1)	—	4	0.02
Adjustments to adjusted basis	$(19)	$6	$—	$3	$(1)	$200	$204	$0.59

	Quarter ended July 1, 2017*
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$(6)	$1	$5	$1	$—	$—	$6	$0.02
Project K and cost reduction activities (pre-tax)	23	75	(98)	3	—	—	(95)	(0.27)
Income tax impact applicable to adjustments, net**	—	—	—	—	(31)	—	31	0.08
Adjustments to adjusted basis	$17	$76	$(93)	$4	$(31)	$—	$(58)	$(0.17)

	Year-to-date period ended June 30, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$(32)	$(1)	$33	$11	$—	$—	$44	$0.13
Project K and cost reduction activities (pre-tax)	9	16	(25)	—	—	—	(25)	(0.07)
Income tax impact applicable to adjustments, net**	—	—	—	—	3	—	(3)	(0.01)
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Foreign currency impact	40	16	13	5	—	—	17	0.05
Adjustments to adjusted basis	$17	$31	$21	$16	$3	$200	$233	$0.67

	Year-to-date period ended July 1, 2017*
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$39	$3	$(42)	$27	$—	$—	$(15)	$(0.04)
Project K and cost reduction activities (pre-tax)	36	200	(236)	(1)	—	—	(237)	(0.67)
Income tax impact applicable to adjustments, net**	—	—	—	—	(81)	—	81	0.23
Adjustments to adjusted basis	$75	$203	$(278)	$26	$(81)	$—	$(171)	$(0.48)
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended June 30, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$745	$643	$277	$462	$2,127	$621	$239	$373	$—	$3,360
Foreign currency impact on total business (inc)/dec	—	—	—	3	3	20	(13)	(23)	—	(13)
Currency-neutral net sales	$745	$643	$277	$459	$2,124	$601	$252	$396	$—	$3,373
Acquisitions	—	—	—	59	59	—	—	129	—	188
Foreign currency impact on acquisitions (inc)/dec	—	—	—	—	—	—	—	23	—	23
Organic net sales	$745	$643	$277	$400	$2,065	$601	$252	$244	$—	$3,162

Quarter ended July 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$815	$664	$275	$390	$2,144	$567	$232	$232	$—	$3,175

% change - 2018 vs. 2017:
Reported growth	(8.6)%	(3.2)%	1.1%	18.4%	(0.8)%	9.5%	3.5%	60.8%	—%	5.9%
Foreign currency impact on total business (inc)/dec	—%	—%	—%	0.9%	0.1%	3.6%	(5.7)%	(10.1)%	—%	(0.4)%
Currency-neutral growth	(8.6)%	(3.2)%	1.1%	17.5%	(0.9)%	5.9%	9.2%	70.9%	—%	6.3%
Acquisitions	—%	—%	—%	14.8%	2.7%	—%	—%	55.9%	—%	5.9%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	—%	—%	—%	—%	10.0%	—%	0.8%
Organic growth	(8.6)%	(3.2)%	1.1%	2.7%	(3.6)%	5.9%	9.2%	5.0%	—%	(0.4)%
Volume (tonnage)					(0.3)%	6.2%	13.1%	4.4%	—%	2.8%
Pricing/mix					(3.3)%	(0.3)%	(3.9)%	0.6%	—%	(3.2)%
* Quarter ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended June 30, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$1,507	$1,334	$675	$941	$4,457	$1,208	$471	$625	$—	$6,761
Foreign currency impact on total business (inc)/dec	—	—	—	8	8	82	(9)	(12)	—	69
Currency-neutral net sales	$1,507	$1,334	$675	$933	$4,449	$1,126	$480	$637	$—	$6,692
Acquisitions	—	—	—	110	110	—	—	129	—	239
Foreign currency impact on acquisitions (inc)/dec	—	—	—	—	—	—	—	23	—	23
Organic net sales	$1,507	$1,334	$675	$823	$4,339	$1,126	$480	$485	$—	$6,430

Year-to-date period ended July 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$1,610	$1,372	$668	$782	$4,432	$1,080	$452	$459	$—	$6,423

% change - 2018 vs. 2017:
Reported growth	(6.4)%	(2.8)%	1.2%	20.2%	0.6%	11.8%	4.4%	36.2%	—%	5.3%
Foreign currency impact on total business (inc)/dec	—%	—%	—%	1.0%	0.2%	7.6%	(2.0)%	(2.7)%	—%	1.1%
Currency-neutral growth	(6.4)%	(2.8)%	1.2%	19.2%	0.4%	4.2%	6.4%	38.9%	—%	4.2%
Acquisitions	—%	—%	—%	14.0%	2.5%	—%	—%	28.2%	—%	3.7%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	—%	—%	—%	—%	5.1%	—%	0.4%
Organic growth	(6.4)%	(2.8)%	1.2%	5.2%	(2.1)%	4.2%	6.4%	5.6%	—%	0.1%
Volume (tonnage)					0.7%	6.1%	8.1%	5.7%	—%	2.9%
Pricing/mix					(2.8)%	(1.9)%	(1.7)%	(0.1)%	—%	(2.8)%
* Year-to-date period ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	June 30, 2018	July 1, 2017*	June 30, 2018	July 1, 2017*
Reported gross profit	$1,209	$1,225	$2,461	$2,385
Mark-to-market (COGS)	2	6	32	(39)
Project K and cost reduction activities (COGS)	4	(23)	(9)	(36)
Foreign currency impact	—	—	29	—
Currency-neutral adjusted gross profit	$1,203	$1,242	$2,409	$2,460
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	June 30, 2018	July 1, 2017*	June 30, 2018	July 1, 2017*
Reported gross margin	36.0%	38.5%	36.4%	37.1%
Mark-to-market (COGS)	—%	0.1%	0.5%	(0.6)%
Project K and cost reduction activities (COGS)	0.2%	(0.7)%	(0.2)%	(0.6)%
Foreign currency impact	0.1%	—%	0.1%	—%
Currency-neutral adjusted gross margin	35.7%	39.1%	36.0%	38.3%
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended June 30, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$111	$138	$60	$76	$385	$97	$20	$28	$(56)	$474
Mark-to-market	—	—	—	—	—	—	—	—	3	3
Project K and cost reduction activities	(3)	(10)	—	1	(12)	13	(2)	(3)	(1)	(5)
Adjusted operating profit	$114	$148	$60	$75	$397	$84	$22	$31	$(58)	$476
Foreign currency impact	—	—	—	1	1	3	(1)	(1)	—	2
Currency-neutral adjusted operating profit	$114	$148	$60	$74	$396	$81	$23	$32	$(58)	$474

Quarter ended July 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$29	$170	$70	$59	$328	$77	$26	$18	$(64)	$385
Mark-to-market	—	—	—	—	—	—	—	—	5	5
Project K and cost reduction activities	(79)	(1)	(1)	(2)	(83)	(2)	(3)	(3)	(7)	(98)
Adjusted operating profit	$108	$171	$71	$61	$411	$79	$29	$21	$(62)	$478

% change - 2018 vs. 2017:
Reported growth	294.3%	(18.5)%	(15.3)%	28.3%	17.6%	25.4%	(20.4)%	54.1%	12.8%	23.5%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	(2.3)%	(0.9)%
Project K and cost reduction activities	287.9%	(4.9)%	0.7%	5.7%	21.0%	18.6%	0.1%	7.7%	9.4%	24.7%
Adjusted growth	6.4%	(13.6)%	(16.0)%	22.6%	(3.4)%	6.8%	(20.5)%	46.4%	5.7%	(0.3)%
Foreign currency impact	—%	—%	—%	0.4%	0.1%	3.8%	(1.1)%	(6.1)%	0.3%	0.4%
Currency-neutral adjusted growth	6.4%	(13.6)%	(16.0)%	22.2%	(3.5)%	3.0%	(19.4)%	52.5%	5.4%	(0.7)%
* Quarter ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended June 30, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$213	$288	$140	$143	$784	$171	$42	$55	$(68)	$984
Mark-to-market	—	—	—	—	—	—	—	—	33	33
Project K and cost reduction activities	(9)	(12)	—	(1)	(22)	6	(4)	(3)	(2)	(25)
Adjusted operating profit	$222	$300	$140	$144	$806	$165	$46	$58	$(99)	$976
Foreign currency impact	—	—	—	1	1	11	—	—	1	13
Currency-neutral adjusted operating profit	$222	$300	$140	$143	$805	$154	$46	$58	$(100)	$963

Year-to-date period ended July 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$(7)	$327	$166	$108	$594	$143	$59	$40	$(171)	$665
Mark-to-market	—	—	—	—	—	—	—	—	(42)	(42)
Project K and cost reduction activities	(199)	(2)	(1)	(9)	(211)	(8)	(4)	(4)	(9)	(236)
Adjusted operating profit	$192	$329	$167	$117	$805	$151	$63	$44	$(120)	$943

% change - 2018 vs. 2017:
Reported growth	2,883.9%	(11.9)%	(15.8)%	32.1%	32.0%	19.1%	(27.6)%	38.6%	60.1%	48.1%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	38.7%	13.5%
Project K and cost reduction activities	2,867.6%	(3.0)%	0.3%	9.6%	31.8%	10.0%	(1.6)%	5.0%	4.6%	31.1%
Adjusted growth	16.3%	(8.9)%	(16.1)%	22.5%	0.2%	9.1%	(26.0)%	33.6%	16.8%	3.5%
Foreign currency impact	—%	—%	—%	0.7%	0.1%	7.0%	0.7%	(0.5)%	1.2%	1.4%
Currency-neutral adjusted growth	16.3%	(8.9)%	(16.1)%	21.8%	0.1%	2.1%	(26.7)%	34.1%	15.6%	2.1%
* Year-to-date period ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin Basis Point Change vs. Prior Year

	Quarter ended June 30, 2018
	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change*										%
Reported	11.5	(4.0)	(4.2)	1.3	2.8	2.0	(2.6)	(0.3)	—	2.0	14.1%
Mark-to-market	—	—	—	—	—	—	—	—	—	(0.1)	0.1%
Project K and cost reduction activities	9.4	(1.3)	0.2	0.7	3.3	2.3	0.3	0.4	—	3.0	(0.2)%
Foreign currency impact	—	—	—	(0.1)	—	—	0.3	0.2	—	0.1	0.1%
Currency-neutral adjusted	2.1	(2.7)	(4.4)	0.7	(0.5)	(0.3)	(3.2)	(0.9)	—	(1.0)	14.1%

	Year-to-date period ended June 30, 2018
	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change*										%
Reported	14.6	(2.3)	(4.2)	1.4	4.2	0.9	(4.0)	0.2	—	4.2	14.6%
Mark-to-market	—	—	—	—	—	—	—	—	—	1.1	0.5%
Project K and cost reduction activities	11.7	(0.8)	0.1	1.1	4.3	1.2	0.1	0.4	—	3.4	(0.3)%
Foreign currency impact	—	—	—	—	—	—	0.2	0.2	—	—	—%
Currency-neutral adjusted	2.9	(1.5)	(4.3)	0.3	(0.1)	(0.3)	(4.3)	(0.4)	—	(0.3)	14.4%
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	June 30, 2018	July 1, 2017*	June 30, 2018	July 1, 2017*
Reported EPS	$1.71	$0.80	$2.99	$1.56
Mark-to-market (pre-tax)	0.01	0.02	0.13	(0.04)
Project K and cost reduction activities (pre-tax)	(0.01)	(0.27)	(0.07)	(0.67)
Income tax impact applicable to adjustments, net**	—	0.08	(0.01)	0.23
Gain from unconsolidated entities, net	$0.57	$—	$0.57	$—
Adjusted EPS	$1.14	$0.97	$2.37	$2.04
Foreign currency impact	0.02		0.05
Currency-neutral adjusted EPS	$1.12	$0.97	$2.32	$2.04
* Quarter and year-to-date periods ended July 1, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	June 30, 2018	July 1, 2017*
Operating activities
Net Income	$1,043	$549
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	234	240
Postretirement benefit plan expense (benefit)	(86)	(96)
Deferred income taxes	69	(66)
Stock compensation	30	36
Gain from unconsolidated entities, net	(200)	—
Other	(67)	36
Postretirement benefit plan contributions	(274)	(28)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(83)	(716)
Inventories	(38)	63
Accounts payable	64	70
All other current assets and liabilities	(245)	4

Net cash provided by (used in) operating activities	447	92
Less:
Additions to properties	(270)	(268)
Cash flow (operating cash flow less property additions) (a)	$177	$(176)
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.
* Year-to-date period ended July 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $5 million and $44 million for the quarter and year-to-date periods ended June 30, 2018, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $2 million and $27 million for the quarter and year-to-date periods ended June 30, 2018, respectively. We also recorded a pre-tax mark-to-market benefit of $6 million and a pre-tax mark-to-market charge of $15 million for the quarter and year-to-date periods ended July 1, 2017, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $2 million and $3 million for the quarter and year-to-date periods ended July 1, 2017, respectively.

Project K and cost reduction activities
Project K continued generating savings used to invest in key strategic areas of focus for the business and drove growth in the business. We recorded pre-tax charges related to this program of $5 million and $25 million for the quarter and year-to-date periods ended June 30, 2018, respectively. We also recorded pre-tax charges related to this program of $95 million and $237 million for the quarter and year-to-date periods ended July 1, 2017, respectively.

Acquisitions
In October of 2017, the Company acquired Chicago Bar Company LLC manufacturer of RXBAR, a high protein snack bar made of simple ingredients. In our North America Other reportable segment, for the quarter and year-to-date periods ended June 30, 2018, the acquisition added $59 million and $110 million, respectively, in net sales that impacted the comparability of our reported results.

In May of 2018, the Company acquired an incremental 1% ownership interest in Multipro, which along with concurrent changes to the shareholders’ agreement, resulted in the Company now having a 51% controlling interest in and began consolidating Multipro, a leading distributor of a variety of food products in Nigeria and Ghana. In our Asia Pacific reportable segment, for the quarter and year-to-date periods ended June 30, 2018, the acquisition added $129 million in net sales that impacted the comparability of our reported results.

Gain on unconsolidated entities, net
In connection with the Multipro business combination, the Company recognized a one-time, non-cash gain on the disposition of our previously held equity interest in Multipro of $245 million. Additionally, the Company exercised its call option to acquire a 50% interest in Tolaram Africa Foods, PTE LTD, a holding company with a 49% equity interest in an affiliated food manufacturer, resulting in the Company having a 24.5% interest in the affiliated food manufacturer. In conjunction with the exercise, the Company recognized a one-time, non-cash loss of $45 million, which represents an other than temporary excess of cost over fair value of the investment. These amounts were recorded within Earnings (loss) from unconsolidated entities.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.